UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On March 23, 2023, authID Inc. (the “Company”) and Rhoniel A. Daguro, a director of the Company, entered an Offer Letter pursuant to which Mr. Daguro agreed to serve as Chief Executive Officer of the Company in consideration of an initial annual salary of $400,000. Mr. Daguro will be eligible for an annual target bonus of up to $375,000 based on performance milestones. For the period ending March 31, 2024, a bonus amount of $75,000 shall be payable upon the Company achieving increments of $1,000,000 in total contract value of all customer agreements less claw backs (“Bookings”) up to an aggregate of $5,000,000 in Bookings. For subsequent years, Mr. Daguro and the Compensation Committee of the Board will mutually agree as to the performance targets to earn for the annual bonus.

The Company will provide Mr. Daguro with an initial grant of options (“Initial Grant”) to purchase 2,455,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions. The exercise price will be the closing price of the common stock on the Nasdaq Stock Market on the third trading day after the announcement of all pending material non-public information. Upon the Company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Daguro to acquire 1,115,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions (the “Additional Grant”). The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of such Additional Grant. If and to the extent that the exercise price under the Additional Grant is higher than the exercise price under the Initial Grant, the Company shall determine the incremental cost of the Additional Grant by deducting the exercise price of the Initial Grant from the exercise price of the Additional Grant and multiplying the difference by 1,115,000 (the “Difference”). The Difference shall be payable by the Company to Mr. Daguro as a bonus payable upon exercise of options comprised in the Additional Grant, by way of offset against the exercise price of such options to the extent of the total exercise price of the options being exercised at that time. To the extent that the entire Difference cannot be applied to any particular exercise, the balance shall be carried forward and applied to future exercises of the Additional Grant. In lieu of agreeing to pay the bonus, the Company may in its sole discretion elect to grant Mr. Daguro an additional 350,000 shares of common stock as part of the Additional Grant (for a total of 1,465,000 shares of common stock under the Additional Grant).

The employment of Mr. Daguro is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Daguro, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement.  In the event of a termination upon a change of control or an involuntary termination, Mr. Daguro is entitled to receive an amount equal to 100% of his base salary, the actual bonus earned but unpaid for the previous year and any bonus that was earned but unpaid prior to the termination date. Further, upon termination upon a change of control or an involuntary termination, the Company will reimburse Mr. Daguro for the cost of continuation of health coverage for Mr. Daguro and his eligible dependents pursuant to COBRA until the earlier of 12 months following the termination date, the date Mr. Daguro and his dependents are eligible for health coverage from a new employer or the date Mr. Daguro and his eligible dependents are no longer eligible for COBRA.

Mr. Daguro has over 20 years of sales, marketing, technology, and venture capital experience. He has built multiple profitable software and professional services firms. Most recently, from 2018 to 2022, he served as the Chief Revenue Officer of Socure Inc. Prior to that, Mr. Daguro held various executive sales positions with Persistent Systems, Hortonworks, and Oracle.

On March 23, 2023, the Company and Thomas Thimot entered into a Confidential Separation Agreement and General Release for the purposes of separation of Mr. Thimot from the Company as Chief Executive Officer and an employee by mutual consent and settling, compromising and resolving all claims between them. Mr. Thimot’s resignation was effective March 23, 2023. In addition to the Company paying all accrued but unpaid salary and providing reimbursement for all outstanding expenses, the Company has agreed to pay Mr. Thimot $325,000 which shall be deferred until the earlier of April 1, 2025 and a change of control of the Company and is subordinated to the initial advance in the amount of $900,000 made pursuant to the Amended & Restated Facility Agreement entered into as of March 8, 2023 between the Company and Stephen Garchik, as well as to all present and future secured indebtedness of the Company under the Senior Convertible Notes issued by the Company as of March 21, 2022 and pursuant to such Facility Agreement. Mr. Thimot will also be eligible for certain health benefits. The exercise period with respect to Mr. Thimot’s stock option to acquire 262,500 shares of common stock at an exercise price of $7.20 per share was extended through March 23, 2027. All unvested grants or other equity awards lapsed and are no longer exercisable as of the separation date.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Rhoniel A. Daguro and authID Inc. dated March 23, 2023
10.2	Executive Retention Agreement between Rhoniel A. Daguro and authID Inc. dated March 23, 2023
10.3*	Confidential Separation Agreement and General Release between Thomas Thimot and authID Inc. dated March 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: March 28, 2023	By:	/s/ Hang Thi Bich Pham
	Name:	Hang Thi Bich Pham
	Title:	Chief Financial Officer

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